Pilgrim’s Pride Closes Fiscal Year 2020 with Net Sales of $12.1 Billion, Operating Income of $245.5 Million and GAAP EPS of $0.39

GREELEY, Colo., February 10, 2021 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC) reports fourth quarter and year-end 2020 financial results.

2020 Highlights
•Net GAAP Income of $94.8 million.
•Adjusted Operating Income margins of 3.6% in U.S. ex legal settlements, 5.5% in Mexico and 3.1% in Europe operations.
•Adjusted EBITDA of $788.1 million, or a 6.5% margin.
•Faced with the global Covid-19 pandemic, we remain guided by our principles of an uncompromising commitment to the safety of our team members, our duty to provide quality food globally, and our responsibility to provide continued employment opportunities and benefits for our team during these unprecedented times.
•Portfolio strategy, operational excellence and Key Customer strategy continuing to mitigate the impact of challenging market conditions. EBITDA outpacing industry peers, driven by improved agility, execution and operating performance across all business units in the U.S.
•After a very challenging first half during 2020, our Mexican operations adjusted to market conditions, rebounding strongly and delivering robust results in the second half, to finish 2020 in-line with prior years.
•Operating results from legacy European business continue to increase, reflecting our portfolio resiliency and continuous improvement despite significant Covid-19 effects. Newly acquired operations continuing to generate positive EBITDA, and on track to achieve performance competitive with leading companies with similar portfolio in next few years.
•Our liquidity position remains strong, supported by our emphasis on cash flow generation, focus on working capital management, and disciplined investments in high-return projects, preserving the opportunity to maintain strategic growth priorities while strengthening our differentiated global platforms.
Fourth Quarter
•Net Sales of $3.1 billion.
•Net GAAP Income of $0.1 million.
•Adjusted Consolidated Operating Income margins of 3.7%.
•Adjusted EBITDA of $205.4 million, or a 6.6% margin, 27% higher than last year.

Unaudited (2)	Three Months Ended				Year Ended
	December 27, 2020	December 29, 2019	Y/Y Change		December 27, 2020	December 29, 2019	Y/Y Change
	(In millions, except per share and percentages)
Net sales	$3,117.8	$3,063.5	+1.8%		$12,091.9	$11,409.2	+6.0%
U.S. GAAP EPS	$—	$0.37	(100.0)%		$0.39	$1.83	(78.7)%
Operating income	$39.5	$85.8	(54.0)%		$245.5	$690.6	(64.5)%
Adjusted EBITDA(1)	$205.4	$161.6	+27.1%		$788.1	$973.8	(19.1)%
Adjusted EBITDA margin(1)	6.6%	5.3%	+1.3	pts	6.5%	8.5%	(2.0)	pts
(1)     Reconciliations for non-U.S. GAAP measures are provided in subsequent sections within this release.
(2)     Comparisons include newly acquired European pork assets (Tulip) from 10/15/19 forward.

“While overall global economic and chicken market conditions were very volatile and challenging during 2020 as a result of Covid-19, our team members have continued to deliver on our strategy, achieving an increase in relative performance compared to the year before and to our industry competition. Our diverse global footprint has contributed to the well-balanced and resilient performance against different specific market conditions. We maintain our successful Key Customer strategy, which is the basis for our strong growth and consistent results. While our product portfolio is already differentiated, we are investing to further innovate, and increase our capacities and capabilities to meet customer demand. We expect value added, specialty products to account for a meaningfully larger portion of our total results over the next few years as we continue to de-emphasize the mix of more volatile commodity sales and strengthen our margin profile,” stated Fabio Sandri, Chief Executive Officer of Pilgrim's.

“In Q4, our operating performance in the U.S. has continued to be resilient, driven by our partnerships with Key Customers and the relentless focus on executing and delivering the best results possible despite the volatility and changes in market conditions. Within our case-ready and small bird businesses, strong Key Customer demand from QSR and retail customers, has continued to remain strong. While the commodity sector has continued to be challenging, we are continuing to improve our operating efficiency in that business. Our U.S. Prepared Foods continues to evolve in anticipation of even stronger results in 2021, reflecting the investments made over the last few years.”

“After a very challenging first half during 2020, our Mexican operations have continued to rebound strongly and deliver great results in the second half including Q4 to finish the year in-line with prior years. We adapted the operations well to generate strong performance despite volumes that were slightly lower than the same period in 2019 but higher than Q3. More normalized economic activities, continued good supply/demand balance in the market, our increased share of non-commodity products, fewer imported chicken, and a very good operational performance, all contributed to the strength. Demand for Prepared Foods in Mexico also improved with volumes recovering, and we are currently already experiencing better demand than pre-Covid.”

“For the full year, our legacy European operations produced an EBITDA that was 6% higher than the previous year, reflecting the strength and consistency of our business model despite the significant hit of Covid-19 to our business profitability. We expect to continue an improvement in results driven by increased operational efficiencies, investments in automation, focus on higher yields, and better mitigation of input costs. The performance of our newly acquired European operations has continued to improve with EBITDA on a positive momentum. We have now been profitable on an EBITDA basis for the last seven quarters in a row. The robust performance was driven by strong pork exports and good domestic demand, as well as from the continuing implementations of operational improvements.”

Conference Call Information

A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, February 11, at 7:00 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: https://services.choruscall.com/links/ppc210211.html

You may also reach the pre-registration link by logging in through the investor section of our website at www.pilgrims.com and clicking on the link under “Upcoming Events.”

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.” Please note that to submit a question to management during the call, you must be logged in via telephone.

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com. The webcast will be available for replay through May 11, 2021.

About Pilgrim’s Pride

Pilgrim’s employs approximately 56,400 people and operates protein processing plants and prepared-foods facilities in 14 states, Puerto Rico, Mexico, the U.K, and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: the impact of the COVID-19 pandemic, efforts to contain the pandemic and resulting economic downturn on our operations and financial condition, including the risk that our health and safety measures at Pilgrim’s Pride production facilities will not be effective, the risk that we may be unable to prevent the infection of our employees at these facilities, and the risk that we may need to temporarily close one or more of our production facilities; the risk that we may experience decreased production and sales due to the changing demand for food products; the risk that we may face a significant increase in delayed payments from our customers; and additional risks related to COVID-19 set forth in our most recent Form 10-K and Form 10-Q filed with the SEC; matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channel, including anti-dumping proceedings and countervailing duty proceedings; and the impact of uncertainties of litigation and other legal matters described in our most recent Form 10-K and Form 10-Q, including the In re Broiler Chicken Antitrust Litigation, as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date hereof, and the Company undertakes no obligation to update any such statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Contact:	Dunham Winoto
Investor Relations
IRPPC@pilgrims.com
(970) 506-8192
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 27, 2020	December 29, 2019
	(In thousands, except share and par value data)
Cash and cash equivalents	$547,624	$260,568
Restricted cash and cash equivalents	782	20,009
Trade accounts and other receivables, less allowance for doubtful accounts	741,992	741,281
Accounts receivable from related parties	1,084	944
Inventories	1,358,793	1,383,535
Income taxes receivable	69,397	60,204
Prepaid expenses and other current assets	183,039	131,695
Total current assets	2,902,711	2,598,236
Deferred tax assets	5,471	4,426
Other long-lived assets	24,780	36,325
Operating lease assets, net	288,886	301,513
Identified intangible assets, net	589,913	596,053
Goodwill	1,005,245	973,750
Property, plant and equipment, net	2,657,491	2,592,061
Total assets	$7,474,497	$7,102,364

Accounts payable	$1,028,710	$993,780
Accounts payable to related parties	9,650	3,819
Revenue contract liability	65,918	41,770
Accrued expenses and other current liabilities	807,847	575,319
Income taxes payable	—	7,075
Current maturities of long-term debt	25,455	26,392
Total current liabilities	1,937,580	1,648,155
Noncurrent operating lease liability, less current maturities	217,432	235,382
Long-term debt, less current maturities	2,255,546	2,276,029
Noncurrent income taxes payable	—	7,731
Deferred tax liabilities	339,831	301,907
Other long-term liabilities	148,761	97,100
Total liabilities	4,899,150	4,566,304
Common stock, $.01 par value, 800,000,000 shares authorized; 261,184,998 and 261,119,064 shares issued at year-end 2020 and year-end 2019, respectively; 243,512,490 and 249,572,119 shares outstanding at year-end 2020 and year-end 2019, respectively	2,612	2,611
Treasury stock, at cost, 17,672,508 shares and 11,546,945 shares at year-end 2020 and year-end 2019, respectively	(345,134)	(234,892)
Additional paid-in capital	1,954,334	1,955,261
Retained earnings	972,569	877,812
Accumulated other comprehensive loss	(20,620)	(75,129)
Total Pilgrim’s Pride Corporation stockholders’ equity	2,563,761	2,525,663
Noncontrolling interest	11,586	10,397
Total stockholders’ equity	2,575,347	2,536,060
Total liabilities and stockholders' equity	$7,474,497	$7,102,364

PILGRIM’S PRIDE CORPORATION
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Year Ended
	December 27, 2020	December 29, 2019	December 27, 2020	December 29, 2019
	(In thousands, except per share data)
Net sales	$3,117,829	$3,063,489	$12,091,901	$11,409,219
Cost of sales	2,890,433	2,862,094	11,253,705	10,338,825
Gross profit	227,396	201,395	838,196	1,070,394
Selling, general and administrative expense	187,773	115,597	592,610	379,910
Administrative restructuring activities	123	6	123	(84)
Operating income	39,500	85,792	245,463	690,568
Interest expense, net of capitalized interest	30,543	33,446	126,118	132,630
Interest income	(2,694)	(2,796)	(7,305)	(14,277)
Foreign currency transaction loss (gain)	4,528	(1,006)	760	6,917
Gain on bargain purchase	—	(56,880)	3,746	(56,880)
Miscellaneous, net	(2,062)	2,112	(39,681)	4,633
Income before income taxes	9,185	110,916	161,825	617,545
Income tax expense	8,855	18,681	66,755	161,009
Net income	330	92,235	95,070	456,536
Less: Net income attributable to noncontrolling interests	251	155	313	612
Net income attributable to Pilgrim’s Pride Corporation	$79	$92,080	$94,757	$455,924

Weighted average shares of common stock outstanding:
Basic	243,557	249,571	245,944	249,401
Effect of dilutive common stock equivalents	244	278	180	308
Diluted	243,801	249,849	246,124	249,709

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$—	$0.37	$0.39	$1.83
Diluted	$—	$0.37	$0.39	$1.83

PILGRIM’S PRIDE CORPORATION
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

	Year Ended
	December 27, 2020	December 29, 2019
	(In thousands)
Cash flows from operating activities:
Net income	$95,070	$456,536
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	337,104	287,230
Deferred income tax expense	37,337	42,478
Gain on property disposals	(13,766)	(10,896)
Loan cost amortization	4,848	4,821
Gain on bargain purchase	3,746	(56,880)
Accretion of bond discount	982	982
Amortization of bond premium	(668)	(668)
Loss (gain) on equity method investments	291	(63)
Share-based compensation	(276)	10,132
Noncash loss on subsidiary dissolution	115	—
Foreign currency transaction losses (gains) related to borrowing arrangements	—	(4,970)
Changes in operating assets and liabilities:
Trade accounts and other receivables	29,154	(25,000)
Inventories	26,041	(111,748)
Prepaid expenses and other current assets	(50,347)	(15,490)
Accounts payable and accrued expenses	295,327	119,892
Income taxes	(39,436)	(26,378)
Long-term pension and other postretirement obligations	(7,883)	(9,221)
Other operating assets and liabilities	6,608	5,764
Cash provided by operating activities	724,247	666,521
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(354,762)	(348,120)
Proceeds from property disposals	31,976	15,753
Purchase of acquired business, net of cash acquired	(4,216)	(384,694)
Cash used in investing activities	(327,002)	(717,061)
Cash flows from financing activities:
Payments on revolving line of credit and long-term borrowings	(430,988)	(289,917)
Proceeds from revolving line of credit and long-term borrowings	404,522	259,466
Purchase of common stock under share repurchase program	(110,242)	(2,898)
Payment of capitalized loan costs	—	(652)
Distribution from equity contribution under Tax Sharing Agreement between JBS USA Food Company Holdings and Pilgrim's Pride Corporation	—	(525)
Cash used in financing activities	(136,708)	(34,526)
Effect of exchange rate changes on cash and cash equivalents	7,292	4,065
Increase in cash and cash equivalents	267,829	(81,001)
Cash and cash equivalents, beginning of year	280,577	361,578
Cash and cash equivalents, end of year	$548,406	$280,577
Supplemental Disclosure Information:
Interest paid (net of amount capitalized)	$130,641	$130,882
Income taxes paid	51,710	125,856

PILGRIM’S PRIDE CORPORATION
Selected Financial Information
(Unaudited)
“EBITDA” is defined as the sum of net income (loss) plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (1) foreign currency transaction loss (gain), (2) transaction costs from business acquisitions, (3) DOJ agreement, (4) nonrecurring legal settlement, (5) restructuring activities loss (gain), (6) Hometown Strong initiative expenses, (7), gain on bargain purchase, (8) shareholder litigation settlement and (9) net income attributable to noncontrolling interest.. EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the U.S. (“U.S. GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA applicable to continuing operations. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP. In addition, other companies in our industry may calculate these measures differently limiting their usefulness as a comparative measure. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP. These limitations should be compensated for by relying primarily on our U.S. GAAP results and using EBITDA and Adjusted EBITDA only on a supplemental basis.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA

(Unaudited)	Three Months Ended		Year Ended
	December 27, 2020	December 29, 2019	December 27, 2020	December 29, 2019
	(In thousands)
Net income	$330	$92,235	$95,070	$456,536
Add:
Interest expense, net(a)	27,849	30,650	118,813	118,353
Income tax expense	8,855	18,681	66,755	161,009
Depreciation and amortization	88,463	76,849	337,104	287,230
EBITDA	125,497	218,415	617,742	1,023,128
Add:
Foreign currency transaction loss (gain)(b)	4,528	(1,006)	760	6,917
Transaction costs related to acquisitions(c)	—	1,239	134	1,302
DOJ agreement(d)	—	—	110,524	—
Nonrecurring legal settlement(e)	75,000	—	75,000	—
Restructuring activities loss (gain)(f)	123	6	123	(84)
Hometown Strong commitment(g)	494	—	15,000	—
Minus:
Gain on bargain purchase(h)	—	56,880	(3,746)	56,880
Shareholder litigation settlement(i)	—	—	34,643	—
Net income attributable to noncontrolling interest	251	155	313	612
Adjusted EBITDA	$205,391	$161,619	$788,073	$973,771

(a)Interest expense, net, consists of interest expense less interest income.
(b)The Company measures the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasure assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasure nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements, as well as, from our U.K. and Europe reportable segment are included in the line item Foreign currency transaction losses (gains) in the Consolidated Statements of Income.
(c)Transaction costs related to acquisitions includes those charges that are incurred in conjunction with business acquisitions. See Annual Report on Form 10-K, Part II, Item 8, Notes to Consolidated Financial Statements, “Note 2. Business Acquisitions” for more information regarding recent business acquisitions.
(d)On October 13, 2020, Pilgrims announced that we have entered into a plea agreement (the “Plea Agreement”) with the DOJ. As a result of the Plea Agreement, we recognized a fine of $110,524,140.
(e)On January 11, 2021, we announced that we have entered an agreement to settle all claims made by the putative Direct Purchaser Plaintiff Class relating to broiler chicken antitrust litigation. As a result of the settlement, we recognized an expense of $75.0 million.
(f)Restructuring charges includes tangible asset impairment, severance, change-in-control compensation costs and losses incurred on both the sale of unneeded broiler eggs and flock depletion.
(g)The Hometown Strong initiative was developed to help communities in which we operate respond to unexpected challenges. For the year ended December 27, 2020, we recorded $15.0 million in incremental donations expense relating to this initiative.
(h)The gain on bargain purchase was recognized as a result of the PPL acquisition in October 2019. See Part II, Item 8, Notes to Consolidated Financial Statements, “Note 2. Business Acquisitions” for more information regarding this acquisition.
(i)Shareholder litigation settlement is income received as a result of a settlement in the first quarter of 2020. See Part II, Item 8, Notes to Consolidated Financial Statements, “Note 20. Commitments and Contingencies” for more information regarding this settlement.

The summary unaudited consolidated income statement data for the twelve months ended December 27, 2020 (the LTM Period) have been calculated by summing each of the unaudited three month periods within the audited year ended December 27, 2020.

PILGRIM'S PRIDE CORPORATION
Reconciliation of LTM Adjusted EBITDA

(Unaudited)	Three Months Ended				LTM Ended December 27, 2020
	March 29,2020	June 28,2020	September 27,2020	December 27, 2020
	(In thousands)
Net income	$67,449	$(6,400)	$33,691	$330	$95,070
Add:
Interest expense, net	30,998	31,165	28,801	27,849	118,813
Income tax expense	38,512	(2,956)	22,344	8,855	66,755
Depreciation and amortization	79,773	84,603	84,265	88,463	337,104
EBITDA	216,732	106,412	169,101	125,497	617,742
Add:
Foreign currency transaction loss (gain)	(18,385)	5,525	9,092	4,528	760
Transaction costs related to acquisitions	215	(81)	—	—	134
DOJ agreement	—	—	110,524	—	110,524
Nonrecurring legal settlement	—	—	—	75,000	75,000
Restructuring activities	—	—	—	123	123
Hometown Strong commitment	—	—	14,506	494	15,000
Minus:
Gain on bargain purchase	(1,740)	—	(2,006)	—	(3,746)
Shareholder litigation settlement	34,643	—	—	—	34,643
Net income attributable to noncontrolling interest	181	(364)	245	251	313
Adjusted EBITDA	$165,478	$112,220	$304,984	$205,391	$788,073

EBITDA margins have been calculated by taking the relevant unaudited EBITDA figures, then dividing by net sales for the applicable period. EBITDA margins are presented because they are used by management and we believe it is frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin

(Unaudited)	Three Months Ended		Year Ended		Three Months Ended		Year Ended
	December 27, 2020	December 29, 2019	December 27, 2020	December 29, 2019	December 27, 2020	December 29, 2019	December 27, 2020	December 29, 2019
	(In thousands, except percent of net sales)
Net income	$330	$92,235	$95,070	$456,536	0.01%	3.01%	0.79%	4.00%
Add:
Interest expense, net	27,849	30,650	118,813	118,353	0.89%	1.00%	0.98%	1.04%
Income tax expense	8,855	18,681	66,755	161,009	0.28%	0.61%	0.55%	1.41%
Depreciation and amortization	88,463	76,849	337,104	287,230	2.84%	2.51%	2.79%	2.52%
EBITDA	125,497	218,415	617,742	1,023,128	4.02%	7.13%	5.11%	8.97%
Add:
Foreign currency transaction loss (gain)	4,528	(1,006)	760	6,917	0.15%	(0.03)%	0.01%	0.06%
Transaction costs related to acquisitions	—	1,239	134	1,302	—%	0.04%	—%	0.01%
DOJ agreement	—	—	110,524	—	—%	—%	0.91%	—%
Nonrecurring legal settlement	75,000	—	75,000	—	2.41%	—%	0.62%	—%
Restructuring activities	123	6	123	(84)	—%	—%	—%	—%
Hometown Strong commitment	494	—	15,000	—	0.02%	—%	0.12%	—%
Minus:
Gain on bargain purchase	—	56,880	(3,746)	56,880	—%	1.86%	(0.03)%	0.50%
Shareholder litigation settlement	—	—	34,643	—	—%	—%	0.29%	—%
Net income attributable to noncontrolling interest	251	155	313	612	0.01%	0.01%	—%	0.01%
Adjusted EBITDA	$205,391	$161,619	$788,073	$973,771	6.59%	5.27%	6.51%	8.53%

Net sales	$3,117,829	$3,063,489	$12,091,901	$11,409,219	$3,117,829	$3,063,489	$12,091,901	$11,409,219

Adjusted Operating Income is calculated by adding to Operating Income certain items of expense and deducting from Operating Income certain items of income. Management believes that presentation of Adjusted Operating Income provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income to adjusted operating income as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Operating Income
(Unaudited)

	Three Months Ended		Year Ended
	December 27, 2020	December 29, 2019	December 27, 2020	December 29, 2019
	(In thousands)
GAAP operating income (U.S. operations)	$(57,574)	$60,307	$69,377	$487,275
DOJ agreement(a)	—	—	110,524	—
Nonrecurring legal settlement(b)	75,000	—	75,000
Hometown Strong commitment(c)	494	—	15,000	—
Adjusted operating income (U.S. operations)	$17,920	$60,307	$269,901	$487,275

Adjusted operating income margin (U.S. operations)	1.0%	3.2%	3.6%	6.4%
(a)On October 13, 2020, Pilgrims announced that we have entered into a plea agreement (the “Plea Agreement”) with the DOJ. As a result of the Plea Agreement, we recognized a fine of $110,524,140.
(b)On January 11, 2021, we announced that we have entered an agreement to settle all claims made by the putative Direct Purchaser Plaintiff Class relating to broiler chicken antitrust litigation. As a result of the settlement, we recognized an expense of $75.0 million.
(c)The Hometown Strong initiative was developed to help communities in which we operate respond to unexpected challenges. For the year ended December 27, 2020, we recorded $15.0 million in incremental donations expense relating to this initiative.

Adjusted Operating Income Margin for the U.S. is calculated by dividing Adjusted operating income by Net Sales. Management believes that presentation of Adjusted Operating Income Margin provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income margin for the U.S. to adjusted operating income margin for the U.S. is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP Operating Income Margin to Adjusted Operating Income Margin
(Unaudited)

	Three Months Ended		Year Ended
	December 27, 2020	December 29, 2019	December 27, 2020	December 29, 2019
	(In percent)
GAAP operating income margin (U.S. operations)	(3.1)%	3.2%	0.9%	6.4%
DOJ agreement	—%	—%	1.6%	—%
Nonrecurring legal settlement	4.1%	—%	1.1%	—%
Hometown Strong commitment	—%	—%	—%	—%
Adjusted operating income margin (U.S. operations)	1.0%	3.2%	3.6%	6.4%

Adjusted net income attributable to Pilgrim's Pride Corporation ("Pilgrim's") is calculated by adding to Net income attributable to Pilgrim's certain items of expense and deducting from Net income attributable to Pilgrim's certain items of income, as shown below in the table.. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is presented because it is used by management, and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with U.S. GAAP, to compare the performance of companies. Management also believe that this non-U.S. GAAP financial measure, in combination with our financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of such charges on net income attributable to Pilgrim’s Pride Corporation per common diluted share. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is not a measurement of financial performance under U.S. GAAP, has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under U.S. GAAP. Management believes that presentation of adjusted net income attributable to Pilgrim’s provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of net income attributable to Pilgrim’s Pride Corporation per common diluted share to adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Net Income
(Unaudited)

	Three Months Ended		Year Ended
	December 27, 2020	December 29, 2019	December 27, 2020	December 29, 2019
	(In thousands, except per share data)
Net income attributable to Pilgrim's	$79	$92,080	$94,757	$455,924
Adjustments:
Foreign currency transaction loss (gain)	4,528	(1,006)	760	6,917
Acquisition charges and restructuring activities	123	1,245	257	1,218
DOJ agreement	—	—	110,524	—
Nonrecurring legal settlement	75,000	—	75,000	—
Hometown Strong commitment	494	—	15,000	—
Gain on bargain purchase	—	(56,880)	3,746	(56,880)
Shareholder litigation settlement	—	—	(34,643)	—
Net tax impact of adjustments(a)	(19,841)	(63)	(14,976)	(2,122)
Adjusted net income attributable to Pilgrim's	$60,383	$35,376	$250,425	$405,057
Weighted average diluted shares of common stock outstanding	243,801	249,849	246,124	249,709
Adjusted net income attributable to Pilgrim's per common diluted share	$0.25	$0.14	$1.02	$1.62
(a) Net tax impact of adjustments represents the tax impact of all adjustments shown above with the exclusion of the DOJ agreement as this item is non-deductible for tax purposes.

Adjusted EPS is calculated by dividing the adjusted net income attributable to Pilgrim's stockholders by the weighted average number of diluted shares. Management believes that Adjusted EPS provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of U.S. GAAP to non-U.S. GAAP financial measures is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Three Months Ended		Year Ended
	December 27, 2020	December 29, 2019	December 27, 2020	December 29, 2019
	(In thousands, except per share data)
U.S. GAAP EPS	$—	$0.37	$0.39	$1.83
Adjustments:
Foreign currency transaction loss (gain)	0.02	—	—	0.03
Acquisition charges and restructuring activities	—	—	—	—
DOJ agreement	—	—	0.45	—
Nonrecurring legal settlement	0.31	—	0.30	—
Hometown Strong commitment	—	—	0.06	—
Gain on bargain purchase	—	(0.23)	0.02	(0.23)
Shareholder litigation settlement	—	—	(0.14)	—
Net tax impact of adjustments(a)	(0.08)	—	(0.06)	(0.01)
Adjusted EPS	$0.25	$0.14	$1.02	$1.62

Weighted average diluted shares of common stock outstanding	243,801	249,849	246,124	249,709
(a) Net tax impact of adjustments represents the tax impact of all adjustments shown above with the exclusion of the DOJ agreement as this item is non-deductible for tax purposes.

PILGRIM'S PRIDE CORPORATION
Supplementary Geographic Data
(Unaudited)

	Three Months Ended		Year Ended
	December 27, 2020	December 29, 2019	December 27, 2020	December 29, 2019
	(In thousands)
Sources of net sales by country of origin:
U.S.	$1,876,226	$1,904,515	$7,496,017	$7,636,716
Europe	849,152	815,397	3,274,292	2,383,793
Mexico	392,451	343,577	1,321,592	1,388,710
Total net sales	$3,117,829	$3,063,489	$12,091,901	$11,409,219

Sources of cost of sales by country of origin:
U.S.	$1,785,018	$1,779,959	6,995,552	$6,903
Europe	799,931	759,788	3,055,965	2,212
Mexico	305,498	322,371	1,202,661	1,224
Elimination	(14)	(24)	(473)	—
Total cost of sales	$2,890,433	$2,862,094	$11,253,705	$10,338,825

Sources of gross profit by country of origin:
U.S.	$91,208	$124,556	$500,465	$733.479
Europe	49,221	55,609	218,327	171.751
Mexico	86,953	21,206	118,931	165.068
Elimination	14	24	473	0.096
Total gross profit	$227,396	$201,395	$838,196	$1,070,394

Sources of operating income by country of origin:
U.S.	$(57,574)	$60,307	$69,377	$487.275
Europe	26,410	16,949	102,734	79.182
Mexico	70,650	8,512	72,879	124.015
Elimination	14	24	473	96
Total operating income	$39,500	$85,792	$245,463	$690,568